                                                      Registration No. 333-_____

     As filed with the Securities and Exchange Commission on April 24, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                PULTE CORPORATION
             (Exact name of registrant as specified in its charter)

           MICHIGAN                                             38-2766606
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

 33 BLOOMFIELD HILLS PARKWAY, SUITE 200                              48304
      BLOOMFIELD HILLS, MICHIGAN                                  (Zip Code)
(Address of Principal Executive Offices)

                 PULTE HOME CORPORATION INVESTMENT SAVINGS PLUS
                            (Full title of the plan)

                              JOHN R. STOLLER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                PULTE CORPORATION
                     33 BLOOMFIELD HILLS PARKWAY, SUITE 200
                           BLOOMFIELD HILLS, MI 48304
                     (Name and address of agent for service)

                                 (248) 647-2750
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
================================================================================================================
       Title of                                        Proposed                 Proposed
      securities                 Amount                 maximum                  maximum              Amount of
         to be                    to be             offering price              aggregate           registration
      registered               registered             per share              offering price              fee
----------------------------------------------------------------------------------------------------------------
Common Stock (1)(2)          500,000 shares             $   49.5313     (3)   $ 24,765,650.00   (3)  $  7,305.87

================================================================================================================

(1)  $.01 par value per share (the "Common Stock").

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This Registration Statement shall also cover any additional shares of Common Stock which become available for grant under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3) Calculated pursuant to Rule 457(c) and (h)(1) and (2) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Common Stock as traded on The New York Stock Exchange on April 17, 1998.






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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. Annual Report of Pulte Corporation (the "Registrant") on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The description of the Registrant's Common Stock contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on May 17, 1983, Item 4 of the Registrant's Registration Statement on Form 8-B filed with the Commission on May 16, 1985 and
         Item 4 of the Registrant's Registration Statement on Form 8-B filed with the Commission on December 18, 1987, each pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant or Pulte Home Corporation Investment Savings Plus (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

         The Articles of Incorporation of the Registrant provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty. However, these Articles do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Article. In addition, the Bylaws of the Registrant generally provide that, to the fullest extent permitted by applicable law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation), including a shareholders' derivative action, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         The Registrant has obtained Directors' and Officers' liability insurance. The policy provides for $25 million in coverage including prior acts dating to the Registrant's inception and liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS.

  4.1 Articles of Incorporation of Pulte Corporation, as amended, incorporated by reference to Exhibit 19(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988

  4.2      Bylaws of Pulte Corporation incorporated by reference to
           Exhibit 3(b) to the Registrant's Registration Statement on Form S-4, Registration No. 33-17223

  4.3      Pulte Home Corporation Investment Savings Plus

  23.1     Consent of Ernst & Young L.L.P.



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
         24 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)

The undersigned Registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                               (i)  To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                               (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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
                  (3) To remove from registration by means of a
             post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 24, 1998.


                                   PULTE CORPORATION



                                   By: /s/ John R. Stoller
                                      ------------------------------------------
                                           John R. Stoller
                                           Vice President and General Counsel




                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of PULTE CORPORATION, a Michigan corporation (the "Company"), hereby constitutes and appoints Roger A. Cregg, Vincent J. Frees and John R. Stoller, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Stock, pursuant to the Pulte Home Corporation Investment Savings Plus and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.



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



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                  Title                                 Date

   /s/ William J. Pulte                          Chairman of the Board                       April 15, 1998
----------------------------------------          of Directors
    William J. Pulte


   /s/ Robert K. Burgess                         President, Chief Executive                  April 17, 1998
----------------------------------------          Officer and Director
    Robert K. Burgess                             (Principal Executive Officer)


   /s/ Roger A. Cregg                            Senior Vice President and                   April 15, 1998
----------------------------------------          Chief Financial Officer
    Roger A. Cregg                                (Principal Financial Officer)


   /s/ Vincent J. Frees                          Vice President and Controller               April 15, 1998
----------------------------------------          (Principal Accounting Officer)
    Vincent J. Frees


   /s/ Debra Kelly-Ennis                         Director                                    April 10, 1998
----------------------------------------
    Debra Kelly-Ennis


   /s/ David N. McCammon                         Director                                    April 8, 1998
----------------------------------------
    David N. McCammon


   /s/ Ralph L. Schlosstein                      Director                                    April 15, 1998
----------------------------------------
    Ralph L. Schlosstein


   /s/ Alan E. Schwartz                          Director                                    April 10, 1998
----------------------------------------
    Alan E. Schwartz


   /s/ Francis J. Sehn                           Director                                    April 9, 1998
----------------------------------------
    Francis J. Sehn


                                                Director
----------------------------------------
    John J. Shea




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
         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 24, 1998.


                                       PULTE HOME CORPORATION
                                       INVESTMENT SAVINGS PLUS


                                       By:   /s/ Michael O'Brien
                                          ------------------------
                                              Michael O'Brien
                                              Plan Administrator





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


                                INDEX TO EXHIBITS


Exhibit
Number                                    Exhibit
-------                                   -------


4.1 Articles of Incorporation of Pulte Corporation, as amended, incorporated by reference to Exhibit 19(a) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988

4.2                  Bylaws of Pulte Corporation, incorporated by reference to
                     Exhibit 3(b) to the Company's Registration Statement on Form S-4, Registration No. 33-17223

4.3                  Pulte Home Corporation Investment Savings Plus

23.1                 Consent of Ernst & Young L.L.P.

24 Powers of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)







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